AMENDED SCHEDULE A TO
AGREEMENT AND DECLARATION OF TRUST OF
OLD MUTUAL FUNDS I DATED MAY 27, 2004

AS AMENDED JANUARY 15, 2010

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Old Mutual Asset Allocation Conservative Portfolio	Class A
Class C
Institutional Class
Class Z

Old Mutual Asset Allocation Balanced Portfolio	Class A
Class C
Institutional Class
Class Z

Old Mutual Asset Allocation Moderate Growth Portfolio	Class A
Class C
Institutional Class
Class Z

Old Mutual Asset Allocation Growth Portfolio	Class A
Class C
Institutional Class
Class Z

Old Mutual Copper Rock Emerging Growth Fund	Class A
Institutional Class
Class Z

Old Mutual Analytic Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual International Equity Fund	Class A
Institutional Class
Class Z

Old Mutual Funds I

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer